EXHIBIT 4.2

TOFUTTI BRANDS, INC.

2014 EQUITY INCENTIVE PLAN

As amended by a Board of Directors Resolution August 16, 2021

The following constitute the provisions of the Tofutti Brands, Inc. 2014 Equity Incentive Plan as adopted by the Board on March 26, 2014 (the “Adoption Date”) and amended by resolution on August 16, 2021.

ARTICLE 1
GENERAL PURPOSE OF PLAN; DEFINITIONS.

1.1.       Purpose. The purposes of this 2014 Equity Incentive Plan are (a) to enable Tofutti Brands, Inc. (the “Company”) to attract and retain highly qualified employees and directors who will contribute to the success of the Company and (b) to provide incentives to participants in this 2014 Equity Incentive Plan that are linked directly to increases in shareholder value which will therefore inure to the benefit of all shareholders of the Company.

1.2.       Definitions. For purposes of this Equity Incentive Plan, except as otherwise defined, capitalized terms shall have the meanings assigned to them in this Section 1.2.

(a)       “Administrator” means the Board or, if and to the extent the Board elects to delegate some or all of the administration of the Plan, the Committee.

(b)       “Award” means any award described in Section 4.1 of the Plan.

(c)       “Award Agreement” means, with respect to each Award, the agreement between the Company and the Participant setting forth the terms and conditions of the Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant, unless otherwise approved by the Administrator.

(d)       “Beneficiary” means the surviving person or persons designated by a Participant in his or her most recent written and duly filed Beneficiary designation to receive any rights and payments to which such Participant may be entitled in respect of any Award in the event of such Participant’s death. If no such designated Beneficiary is living on the date on which any right or amount becomes payable to such Beneficiary or if such designated Beneficiary cannot be located by the Administrator after reasonable search, the Participant’s Beneficiary shall be deemed to be the legal representative of the Participant’s estate.

(e)       “Board” means the Board of Directors of the Company.

(f)       “Change of Control” shall have the meaning assigned to such term in Section 13.2.

(g)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h)       “Committee” means the Compensation Committee or other Board committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed of individuals who are “non-employee directors” as defined in Rule 16b-3, and, if applicable, meet the independence requirements of the applicable exchange on which the Shares are traded.

(i)       “Eligible Participant” means a common law employee, an officer or director of the Company.

(j)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)       “Exercise Price” means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of such Award, or in the case of a Stock Appreciation Right, the base price used for determining, upon exercise of such Stock Appreciation Right, the amount by which the Fair Market Value on the date when such right is exercised exceeds such base price.

(l)       ‘‘Fair Market Value” as of a particular date shall mean the market value of a Share determined as follows: (i) the closing price of a Share on the NASDAQ Capital Market (or other principal national securities exchange on which the Shares are listed or admitted to trade, on such date), as reported by a reputable service, or if there is no trading of the Shares on such date, then the closing price of a Share as quoted on the NASDAQ Capital Market (or other principal national securities exchange) on the next preceding date on which there was trading in such Shares; or (ii) if the Shares are not listed or admitted to trade on a national securities exchange, the value established in good faith by the Administrator determined by the reasonable application of a reasonable valuation method in accordance with Treas. Regulation §1.409A-1(b)(5)(iv)(B).

(m)       “Incentive Stock Option” means any Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)       “Incumbent Board” means (i) the members of the Board of the Company on the Adoption Date, to the extent that they continue to serve as members of the Board, and (ii) any individual who becomes a member of the Board after the Adoption Date, if such individual’s election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board.

(o)       “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option, including, but not limited to, any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(p)       “Option” means an option to purchase Shares granted pursuant to Article 5.

(q)       “Participant” means any Eligible Participant selected by the Administrator, pursuant to the Administrator’s authority, to receive grants of Options, Stock Appreciation Rights, awards of Restricted Stock, Performance Grants, other types of Awards, or any combination of the foregoing.

(r)       “Performance Grant” shall have the meaning assigned to the term in Article 8.

(s)       “Plan” means the Tofutti Brands, Inc. 2014 Equity Incentive Plan as set forth herein and amended from time to time.

(t)       “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Article 7.

(u)       “Rule 16b-3” means Rule 16b-3 of the Exchange Act.

(v)       “Securities Act” means the Securities Act of 1933, as amended from time to time.

(w)       “Share(s)” means a share of common stock of the Company, par value $0.01, reserved for issuance under or issued pursuant to the Plan, as adjusted pursuant to Article 4.5, and any successor security.

(x)       “Stock Appreciation Right” means the right pursuant to an Award granted under Article 6.

(y)       “Stock Bonus” means an Award granted pursuant to Article 9.

(z)       “Ten Percent Shareholder” shall have the meaning assigned to it in Section 5.3.

(aa) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that such Participant has for any reason ceased to provide services as an employee, officer or director of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Administrator, provided, that such leave is for a period of not more than six months, or, if longer, so long as reemployment or reinstatement upon the expiration of such leave is guaranteed by contract or statute, or unless some other period is provided pursuant to formal policy adopted from time to time by the Company and communicated to Participants in writing. In the case of any Participant on an approved leave of absence, the Administrator may make such provisions respecting suspension of vesting of any Award previously granted to such Participant during the period of such leave as the Administrator may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement with respect to such Option. The Administrator has sole discretion to determine whether a Participant has ceased to provide services and the applicable Termination Date, and, in the case of Awards that are subject to Section 409A of the Code, shall interpret the foregoing in a manner consistent with Treas. Reg. §1.409A-1(h).

(bb) “Termination Date” means the effective date of Termination, as determined by the Administrator.

ARTICLE 2
ADMINISTRATION.

2.1.       Administrator’s Powers. Subject to the general purposes, terms and conditions of this Plan, the Administrator will have exclusive and full power to implement and carry out this Plan. Any determination with respect to the Plan or any Award made by the Administrator shall be final and binding on the Company and on all persons having an interest in any Award. Without limitation, the powers of the Administrator shall include the authority to:

(a)       construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)       prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)       select persons to receive Awards;

(d)       determine the form and terms of Awards, including any Exercise Price;

(e)       determine the number of Shares or other consideration subject to Awards;

(f)       determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company;

(g)       grant waivers of Plan or Award conditions;

(h)       determine the vesting, exercisability and payment of Awards;

(i)       correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)       make any adjustments necessary or desirable as a result of the granting of an Award to an Eligible Participant located outside the United States; and

(k)       determine whether an Award has been earned.

2.2.       Administrator’s Method of Acting; Liability. The Administrator may authorize any one or more of its members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Administrator with respect to Awards. No member of the Administrator and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Administrator or by any officer of the Company in connection with the performance of duties under the Plan, except for such member’s or officer’s own willful misconduct or as expressly provided by law.

2.3.       Escrow. To enforce any conditions on Shares that are the subject of an Award, the Administrator may require the Participant to deposit all stock certificates evidencing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to be held in escrow until such conditions have lapsed or are terminated and the Administrator may cause a legend or legends referencing such conditions to be placed on the certificates.

ARTICLE 3
PARTICIPATION.

3.1.       Participants. Incentive Stock Options shall be granted only to employees of the Company. Options and Stock Appreciation Rights shall be granted only to Eligible Participants with respect to whom Shares constitute “service recipient stock,” as defined in Treas. Regulation §1.409A-1(b)(5)(iii). All other Awards may be granted to any Eligible Participant. An Eligible Participant may be granted more than one Award under the Plan.

ARTICLE 4
AWARDS UNDER THE PLAN.

4.1.       Types of Awards. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof:

(a)       Options;

(b)       Stock Appreciation Rights;

(c)       Restricted Stock;

(d)       Performance Grants;

(e)       Stock Bonuses; and

(f)       any other type of Award that is based on, related to or is in some form of Shares and deemed by the Administrator to be consistent with the purposes of the Plan (including, Awards to Participants who are foreign nationals or are employed or performing services outside the United States), which shall be in the form and have such conditions as the Administrator shall determine from time to time.

4.2.       Number of Shares Available Under the Plan. Subject to Section 4.5, the total number of Shares reserved and available for grant and issuance pursuant to the Plan will be 250,000, all of which may be issued as Incentive Stock Options. Shares may consist, in whole or in part, of authorized and unissued Shares. Shares that are

(a)       subject to issuance upon exercise of an Option but that cease to be subject to such Option for any reason other than exercise of such Option,

(b)       granted under an Award, but forfeited or repurchased by the Company,

(c)       granted under an Award that otherwise terminates without such Shares being issued,

(d)       withheld to pay withholding taxes in connection with the exercise or repayment of an Award, and

(e)       granted under an Award which is settled in cash

shall not be deemed to have been issued and will continue to be reserved for issuance and will be available for the grant of additional Awards under the Plan.

The number of Shares which are transferred to the Company by a Participant to pay the exercise or purchase price of an Award will be subtracted from the number of Shares issued with respect to such Award for the purpose of counting Shares used under the Plan.

4.3.       Maximum Annual Award. The maximum number of Shares that may be issued as Awards in the aggregate in any one fiscal year, subject to adjustment as provided in Section 4.5, shall not exceed the total number of Shares reserved for grant and issuance pursuant to Section 4.2 reduced by the total number of Shares issued under outstanding Awards.

4.4.       Reservation of Shares. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unexercised Awards granted under the Plan.

4.5.       Adjustment in Number of Shares Available Under the Plan. In the event of (a) a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination or exchange, reclassification or similar change in the capital structure of the Company without consideration, or (b) any merger, consolidation, spin-off, split-up, reorganization, partial or complete liquidation or other distribution of the assets of the Company (other than a normal cash dividend), or any other similar transaction, then (x) the number of Shares reserved for issuance under the Plan, (y) the Exercise Price applicable to outstanding Awards, and (z) the number and kind of shares (including shares of another issuer) subject to outstanding Awards will be proportionately adjusted by the Administrator, subject to any required action by the Board or the shareholders of the Company and compliance with applicable laws. The Administrator shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

4.6.       Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to any Award or adjustment thereto. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.

4.7.       Rights with Respect to Shares.

(a)       Unless otherwise determined by the Administrator in an Award Agreement, a Participant to whom an Award of Restricted Stock has been made (and any Beneficiary of such Participant) shall have voting and other ownership rights with respect to such Restricted Stock during the period such Award is subject to a substantial risk of forfeiture, and dividends and other distributions paid on such Restricted Stock shall be subject to the same restrictions as the Restricted Stock to which such dividends or other distributions relate.

(b)       Unless otherwise determined by the Administrator in an Award Agreement, a Participant to whom a grant of any Award, other than an Award of Restricted Stock, has been made (and any Beneficiary of such Participant) shall have no rights as a shareholder with respect to any Shares issuable pursuant to any such Award until the date a stock certificate evidencing such Shares or other instrument of ownership, if any, is issued to such Participant. Except as provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

ARTICLE 5
STOCK OPTIONS.

5.1.       Grant: Form of Option Award Agreement. The Administrator may grant one or more Options to an Eligible Participant and will determine and set forth in an Award Agreement the following terms: (a) whether each such Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, (b) the number of Shares subject to each such Option, (c) the Exercise Price of each such Option, (d) the period during which each such Option may be exercised, (e) the method of exercise of such Option, (f) any period of continuous employment or service to the Company of the Participant that is necessary before such Options shall become exercisable, and (g) any other terms and conditions, subject to the terms and conditions of the Plan.

5.2.       Date of Grant. The date of grant of an Option will be the date on which the Administrator makes the determination to grant such Option, unless otherwise specified by the Administrator. Such date shall be stated in the Award Agreement.

5.3.       Exercise Period. Each Option shall be exercisable within the times or upon the occurrence of one or more events and/or conditions determined by the Administrator and set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided, further, however, that no Incentive Stock Option granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of stock of the Company, as determined under Section 422 of the Code and regulations issued thereunder (each, a “Ten Percent Shareholder”), will be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. The Administrator also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Administrator determines.

5.4.       Exercise Price. The Exercise Price of an Option will he determined by the Administrator when the Option is granted and shall be not less than 100% of the per share Fair Market Value of the Shares subject to such Option on the date of grant of such Option; provided, however, that the Exercise Price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the per share Fair Market Value of such Shares on the date of such grant. Payment for the Shares purchased shall be made in accordance with Article 10 of the Plan.

5.5.       Limitations on Incentive Stock Options. The aggregate Fair Market Value (as determined as of the date of grant) of Shares with respect to which Incentive Stock Option(s) are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company) shall not exceed $100,000, or such other annual limitation established under Section 422 of the Code, and any Option granted in excess of such amount will be deemed to be a Non-Qualified Stock Option.

5.6.       Modification, Extension or Renewal. The Administrator may modify, extend or renew any outstanding Option and authorize the grant of one or more new Options in substitution thereof, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) and other applicable provisions of the Code. The Administrator may reduce the Exercise Price of any outstanding Option of a Participant without the consent of the Participant affected by delivering a written notice to the Participant; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce such Exercise Price.

5.7.       Disqualifying Dispositions of ISOs. As a condition to any Award of an Incentive Stock Option, each Participant in receipt thereof shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option.

ARTICLE 6
STOCK APPRECIATION RIGHTS.

6.1.       Grant of Stock Appreciation Rights. The Administrator may grant Participants Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof as established by the Administrator at the time of the grant of such Award, provided that such Exercise Price may not be less than 100% of the per share Fair Market Value of the Shares covered by such Award of Stock Appreciation Right on the date of such Award.

6.2.       Terms. The Administrator may grant Stock Appreciation Rights to an Eligible Participant and will determine and set forth in an Award Agreement the following terms: (a) the number of Shares to be subject to such Award, (b) the date of grant of the Award, (c) the Exercise Price, (d) the period during which each such Stock Appreciation Right may be exercised, provided that no Stock Appreciation Right granted may be exercised more than ten years after its date of such Award, (e) any period of continuous employment or service to the Company of the Participant that is necessary before such Stock Appreciation Rights shall become exercisable, (f) whether such Stock Appreciation Right is being issued in conjunction with the grant of an Option or other Award, and (g) any other terms and conditions, subject to the terms and conditions of the Plan.

6.3.       Exercise.

(a)       An Award of Stock Appreciation Rights shall entitle the Participant to either (i) exercise such Award and receive payment in accordance with such Award or (ii) surrender unexercised, along with the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the Exercise Price per share, times the number of Shares subject to the Award of Stock Appreciation Rights or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be.

(b)       The Administrator shall be entitled to elect to settle the obligation arising out of the exercise of Stock Appreciation Rights by the payment of cash or other securities or property of the Company, or other forms of payment, or any combination thereof as determined by the Administrator, equal to the aggregate value of the Shares the Company would otherwise be obligated to deliver. Any such election by the Administrator shall be made as soon as practicable after the receipt by the Company of written notice of the exercise of such Stock Appreciation Rights. The value of a Share, other securities or property of the Company, or other forms of payment determined by the Administrator for this purpose shall be the Fair Market Value of a Share on the last business day next preceding the date of the election to exercise such Stock Appreciation Rights, unless the Administrator determined otherwise in the Award Agreement with respect to such Stock Appreciation Rights.

(c)       An Award of Stock Appreciation Rights may provide that such Stock Appreciation Rights shall be deemed to have been exercised on the scheduled expiration date of such Stock Appreciation Rights or of any related Option (or other Award), if at such time such Stock Appreciation Right is exercisable and has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Paragraph 6.3(a) and (b).

ARTICLE 7
RESTRICTED STOCK.

7.1.       Grant. An Award of Restricted Stock is an immediate transfer of ownership of Shares to an Eligible Participant, subject to a substantial risk of forfeiture and/or restrictions on transfer of such Shares.

7.2.       Form of Restricted Stock Award. The Administrator may grant Restricted Stock to an Eligible Participant and will determine and set forth in an Award Agreement the following terms: (a) the number of Shares subject to the Award, (b) the Exercise Price, if any, to be paid as consideration for the Shares and the time and manner of such payment, (c) any period of continuous employment or service to the Company by the Participant that is necessary before the Shares become non-forfeitable and transferable, and (d) any other terms and conditions, subject to the terms and conditions of the Plan.

7.3.       Exercise Price. The Exercise Price of Shares granted pursuant to an Award of Restricted Stock, if any, will be determined by the Administrator on the date of such Award. The Exercise Price may be less than the Fair Market Value of such Share on the date of the Award. Payment of the Exercise Price shall be made in accordance with Article 10 of the Plan.

ARTICLE 8
PERFORMANCE GRANTS.

8.1.       Award. The Award of a Performance Grant to a Participant will entitle such Participant to receive a specified amount (the “Performance Grant Actual Value”) upon satisfaction of specified corporate, division, departmental and/or individual goals as determined by the Administrator, subject to Section 8.1(b). Performance Grants may be issued in different classes or series having different names, terms and conditions. .

8.2.       Terms. The Administrator may grant Performance Grants to an Eligible Participant and will determine and set forth in an Award Agreement the following terms, which need not be the same for each Participant:

(a)       the maximum value of each Performance Grant (the “Maximum Value”), which may be a fixed amount, an amount which varies from time to time based in whole or in part on the then current value of Shares or other securities or property of the Company, or an amount that is determinable from other criteria specified by the Administrator;

(b)       whether such Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other type of Award, or any combination thereof under the Plan, concurrently or subsequently granted to such Participant (the “Associated Award”), and whether the Performance Grant shall be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid or otherwise received by the Participant;

(c)       the award period (“Performance Grant Award Period”) over which the Maximum Value may be earned;

(d)       the performance objectives to be attained within the Performance Grant Award Period, which performance objectives shall be based on such measure or measures of performance as the Administrator shall determine, subject to Section 8.1(b), and may be applied on an absolute basis or relative to industry or other indices, or any combination thereof;

(e)       the extent to which the Performance Grant will be payable upon the Participant’s Termination prior to the end of a Performance Grant Award Period or if the performance objectives are met in part; and

(f)       the time and manner of payment of the Performance Grant Actual Value.

8.3.       Adjustment of Performance Objectives. Unless otherwise provided in the Award Agreement, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof may be adjusted in any manner by the Administrator at any time and from time to time during or as soon as practicable after the Performance Grant Award Period, if it determines that such performance measures, the Performance Grant Actual Value or the Performance Grant Maximum Value, or any combination thereof, are not appropriate under the circumstances in light of the objectives of the Performance Grant.

8.4.       Determination of Performance Grant Actual Values. The Administrator shall determine whether the terms and conditions of a Performance Grant have been met and, if so, shall ascertain the Performance Grant Actual Value payable to the Participant. The Performance Grant Actual Value shall be equal to the Maximum Value of such Performance Grant only if the stated performance objectives are attained in full. If a Performance Grant has no Performance Grant Actual Value, such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with such Associated Award’s terms. If a Performance Grant has a Performance Grant Actual Value and (a) was not awarded in conjunction with an Associated Award, the Administrator shall cause an amount equal to the Performance Grant Actual Value of such Performance Grant to be paid to the Participant or the Participant’s Beneficiary; or (b) was awarded in conjunction with an Associated Award, the Administrator shall determine, in accordance with the Award Agreement, whether to (i) cancel such Performance Grant, in which event no amount in respect thereof shall be paid to the Participant or the Participant’s Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with the Associated Award ‘s terms, (ii) pay the Performance Grant Actual Value to the Participant or the Participant’ s Beneficiary, in which event such Associated Award may be canceled, or (iii) pay to the Participant or the Participant’s Beneficiary, the Performance Grant Actual Value of only a portion of such Performance Grant, in which case a complimentary portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Administrator.

8.5.       Payment. Determination of the Performance Grant Actual Value shall be made as promptly as practicable following the end of the Performance Grant Award Period. Payment of any amount in respect of the Performance Grants which the Administrator determines to pay as provided in this Article 8 shall be made in cash, Shares, other securities or property of the Company, or other forms or payment, or any combination thereof or in such other manner, as determined by the Administrator.

ARTICLE 9
STOCK BONUSES.

9.1.       Awards of Stock Bonuses. A Stock Bonus is an Award of Shares for past or future services rendered to the Company. A Stock Bonus shall be awarded pursuant to an Award Agreement (the “Stock Bonus Agreement”) in such form as the Administrator will from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be conditioned upon satisfaction of such service or other conditions as are set out in advance in the Award Agreement.

9.2.       Terms of Stock Bonuses. The Administrator will determine the number of Shares to be awarded to each Participant as a Stock Bonus and any consideration to be paid therefor, which consideration may be less than the Fair Market Value of Shares on the date of the Award of such Stock Bonus.

9.3.       Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as set forth in the Stock Bonus Agreement. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Administrator shall determine and set forth in the Stock Bonus Agreement.

ARTICLE 10
PAYMENT FOR SHARE PURCHASES.

10.1.       Payment. Payment for Shares purchased pursuant to this Plan may be made (a) in cash (by check); (b) by surrender of non-forfeitable, unrestricted Shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) were obtained by Participant in the public market; (c) by any combination of the foregoing; or (d) by any other lawful means as the Administrator, in its sole discretion, may determine. To the extent permitted by the Administrator and permitted by applicable law, regulation or rule, the Exercise Price of an Option may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

ARTICLE 11
DEFERRED PAYMENT OF AWARDS.

11.1.       Deferral Terms. To the extent permitted by law, the Administrator may specify in any Award Agreement, other than an Award Agreement providing for Options, Stock Appreciation Rights or Restricted Stock, that the payment of all or any portion of cash, Shares, other securities or property of the Company, or any other form of payment, or any combination thereof under an Award shall be deferred until a later date set forth in such Award Agreement. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Administrator shall determine; provided, however, that such deferrals shall be made in accordance with the requirements of Section 409A of the Code. Deferred payments may be made subject to the performance of certain investment equivalents, together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return, or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Administrator and set forth in the Award Agreement.

ARTICLE 12
AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

12.1.       Amendments and Substitutions. The terms of any outstanding Award under the Plan may be amended from time to time by the Administrator in any manner that the Administrator deems appropriate (including, but not limited to, acceleration of the date of vesting of any Award and/or payments thereunder, or reduction of the Exercise Price of an Award); provided, however, that except to the extent that the Administrator determines that an amendment is necessary to avoid penalties or taxes under Section 409A of the Code or violation of any law or regulation, no such amendment shall adversely affect in a material manner any right of a Participant under such Award without the Participant’s written consent. The Administrator may permit or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

ARTICLE 13
CHANGE IN CONTROL.

13.1.       Effect of a Change in Control. An Award Agreement shall determine the extent to which, in the case of a Change in Control, (a) a Participant’s rights to each outstanding Stock Option and Stock Appreciation Right shall become exercisable, (b) restrictions with respect to Restricted Stock shall lapse, (c) outstanding Performance Grants shall be adjusted in respect of a shortened Performance Grant Award Period, and (d) deferred payments under Section 11.1 shall be payable.

13.2.       Change in Control. For this purpose, except as otherwise provided in an Award Agreement, a Change in Control shall he deemed to occur when any of the following events first occurs:

(a)       any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) who is not such on the day preceding a transaction becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing at least 50.1% of the combined voting power of the voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition of such percentage of Voting Securities by or from the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company, (ii) any acquisition by an unrelated third party of such percentage of Voting Securities from a person who as of the Adoption Date was a controlling shareholder of the Company, (iii) any acquisition by an underwriter in any firm commitment underwriting of securities to be issued by the Company, or (iv) any acquisition by any corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the shares and voting shares;

(b)       a change in the composition of the Incumbent Board during any 12-month period, as a result of which fewer than a majority of the directors are members of the Incumbent Board without the endorsement of the remaining members of the Incumbent Board;

(c)       the consummation of a merger (other than a merger where the Company is the survivor when there is no accompanying Change in Control under clause (a) of this Section 13.2), consolidation, liquidation or dissolution of the Company;

(d)       the sale or other disposition by the Company, in one transaction or a series of related transactions within any period of 12 consecutive months, of assets of the Company that have a total gross fair market value equal to at least 45% of the total gross fair market value of all assets of the Company immediately prior to the acquisition of such assets; provided, however, notwithstanding the foregoing, in the case of an Award that is subject to Section 409A of the Code, no event shall be determined to be a Change in Control unless such event also constitutes a “change in control event,” as defined in Section 409A of the Code and regulations thereunder, as modified to reflect the foregoing percentages.

ARTICLE 14
PLAN AMENDMENT OR SUSPENSION.

14.1.       Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Sections 422 of the Code, Rule 16b-3 and with other applicable law. In addition, the Board may condition any amendment on the approval of shareholders of the Company if such approval is deemed advisable by the Board, No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

ARTICLE 15
PLAN TERMINATION.

15.1.       Method of Plan Termination. The Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) the tenth anniversary of the Adoption Date; provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options.

15.2.       Effect of Termination on Outstanding Awards. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person’s consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Administrator may make amendments permitted under Article 14.

ARTICLE 16
SHAREHOLDER ADOPTION.

16.1.       Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval at a meeting of the shareholders of the Company to be duly held before the first anniversary of the Adoption Date.

ARTICLE 17
TRANSFERABILITY.

Transferability. No Award granted shall be transferred, assigned, hypothecated, attached, pledged, garnished or otherwise encumbered in whole or in part by a Participant, other than by will or the laws of descent and distribution, and all Options and Stock Appreciation Rights shall be exercisable during a Participant ‘s lifetime only by such Participant, or in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Notwithstanding the preceding sentence, the Administrator may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Administrator.

ARTICLE 18
CERTIFICATES.

18.1.       Legal Restrictions: Stock Legends. All Shares or other securities delivered under this Plan will be subject to such stock transfer orders and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements promulgated under such laws or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and each stock certificate evidencing such Shares and other certificates shall contain appropriate legends.

ARTICLE 19
EXCHANGE AND BUYOUT OF AWARDS.

19.1.       Exchange. The Administrator may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

19.2.       Buyout of Awards. The Administrator may, at any time or from time to time, authorize the Company to buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Participant may agree.

ARTICLE 20
LEGAL COMPLIANCE.

20.1.       Compliance with Applicable Laws. An Award will not be effective and no Shares shall be issued with respect to any Award unless counsel for the Company shall be satisfied that such Award or issuance is in compliance with all applicable federal and state securities laws, foreign legal requirements, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company shall have no obligation to issue or deliver stock certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Administrator determines are necessary or advisable; and (b) completing any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Administrator determines to be necessary or advisable.

20.2.       Compliance with Rule 16b-3. It is the intent of the Company that the Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is deemed not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3.

20.3.       Compliance with Non-Qualified Deferred Compensation Requirements. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code, or, if applicable, Section 457A of the Code, and necessary requirements therefor shall be set forth in the applicable Award Agreement to the extent not provided in this Plan, (b) the Plan and Award shall be interpreted in a manner consistent with Section 409A and any provisions hereof that would cause a payment of non-qualified deferred compensation to be subject to taxation under Section 409A may be modified by the Administrator in an Award Agreement, and (c) any adjustment of Shares or prices per Share, substitution of Awards, or modification of Awards permitted under the Plan shall not cause the affected Award to fail to comply with the requirements of Section 409A of the Code.

20.4.       No Obligation to Register Shares or Awards. The Company will be under no obligation to register the Shares under the Securities Act or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

ARTICLE 21
MISCELLANEOUS PROVISIONS.

21.1.       No Right to Employment or Continuation of Relationship. Nothing in this Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or limit in any way the right of the Company to terminate Participant’s employment or other service relationship at any time, with or without cause.

21.2.       No Rights Unless Specifically Granted. No employee or other person shall have any claim or right to be granted an Award under the Plan, any contract, agreement or otherwise. Determinations made by the Administrator under the Plan need not be uniform and may be made selectively among Eligible Participants under the Plan, whether or not such Eligible Participants are similarly situated.

21.3.       No Rights Until Written Evidence Delivered. No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award, in the form of an Award Agreement, shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming unclear or through such recipient) have been met.

21.4.       Right to Withhold Payments. The Company shall have the right to authorize deduction from any payment made under the Plan, all applicable federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment or may require the Participant or Beneficiary to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidance it establishes, the Administrator may allow a Participant or Beneficiary to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant or beneficiary to deliver to the Company Shares having a Fair Market Value, as determined by the Administrator, equal to the minimum amount of such required withholding taxes.

21.5.       Expenses of Administration. The expenses of the Plan shall be borne by the Company.

21.6.       Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general unsecured creditors.

21.7.       No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to taxes and/or interest charges under Sections 83, 409A, 422, 457A or any other Section of the Code.

21.8.       Validity, Construction: Interpretation. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and Award Agreements and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, or the State of Delaware.